Exhibit 99
Press Release

Contact:	Claire M. Gulmi Executive Vice President and Chief Financial Officer (615) 665-1283
AMSURG REPORTS NET EARNINGS FROM CONTINUING OPERATIONS OF $0.40
PER DILUTED SHARE FOR THE FIRST QUARTER OF 2009

ANNOUNCES AUTHORIZATION FOR $40 MILLION STOCK REPURCHASE PLAN

AFFIRMS ESTABLISHED 2009 FINANCIAL GUIDANCE
NASHVILLE, Tenn. — (April 23, 2009) — Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the first quarter ended March 31, 2009. Revenues increased 12% for the quarter to $163,533,000 from $145,729,000 for the first quarter of 2008. Net earnings from continuing operations attributable to AmSurg common shareholders increased 8% to $12,603,000, or $0.40 per diluted share, from $11,619,000, or $0.37 per diluted share, for the first quarter of 2008. As expected, the results for the first quarter of 2009 include an incremental negative impact of $0.02 per diluted share from the effect of the Medicare rule revising the payment system for ASCs, which was effective January 1, 2008.
     Mr. Holden remarked, “AmSurg met the high end of its earnings guidance for the first quarter, a period during which our growth was restrained by both the difficult economic environment and the impact of the Medicare payment system change. As we anticipated, the increase in revenues was substantially all due to the addition of 21 new centers to our base of continuing centers since the first quarter of 2008, which primarily drove a 13% increase in total procedures for the first quarter of 2009. Included in the new centers are three centers we acquired in the first quarter of 2009, bringing our total to 192 at March 31, 2009, compared with 171 at the same time in 2008. Consistent with our guidance for 2009, our same-center revenues for the first quarter of 2009 were flat compared with the first quarter last year, including the impact of the Medicare rule revision, which reduced same-center revenue growth by approximately 100 basis points.
     “Our net cash flow from operations remained strong at over $29.0 million for the first quarter of 2009, which was 2.3 times net earnings from continuing operations attributable to common shareholders. We used our cash flow to fund all of our $23.7 million in center capital expenditures for the quarter, including our three center acquisitions, de novo center expenditures and center maintenance expenditures. In addition, we used our cash flow to fund the majority of the $12.6 million cost to repurchase 831,000 shares of our common stock during the quarter, completing our $25.0 million stock repurchase program announced in September 2008. With the sharp decline in our stock price during the first quarter, we saw an opportunity to invest in our stock at a favorable valuation.
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AMSG Reports First-Quarter Results

April 23, 2009
     “While this $12.6 million stock repurchase will be accretive to earnings, we believe that our 2009 center acquisitions will close later in the year than originally anticipated due to our focus on appropriate valuations in this economic environment. This delay in timing of acquisitions will fully offset the accretion generated by the first quarter stock repurchase.
     “Our Board of Directors has authorized an additional repurchase of up to $40.0 million in AmSurg stock over the next 18 months, as the Company deems appropriate. The authorization reflects our belief that the Company’s stock continues to represent a compelling valuation at current levels. With this authorization, we have the opportunity over the next 18 months to continue weighing the benefits of repurchasing the Company’s stock compared with completing additional center acquisitions. We expect any additional repurchases during the year to be accretive to our earnings per share and potentially, depending on the size, cost and timing of any repurchases, may result in a reduction in the number of center acquisitions we complete during 2009. We also intend to use the repurchase program to continue to purchase shares of our common stock to mitigate the dilution created by shares issued under our stock incentive plans. Our guidance for 2009 does not reflect any additional repurchases of our stock. We will communicate the impact of additional stock repurchases on guidance for 2009, as appropriate.
     “We continue to expect to generate net cash flow from operations for 2009 in a range of $95.0 million to $100.0 million, which we expect to fund the majority of our capital expenditures and stock repurchases for the year. We had cash and cash equivalents of $31.4 million at the end of the first quarter of 2009 and availability of approximately $43.0 million under our revolving credit facility, which matures in July 2011.
     “Today we affirm AmSurg’s previously established guidance for 2009, and we establish guidance for the second quarter of 2009 as follows:
•	Revenues in a range of $650.0 million to $680.0 million for 2009.

•	Same-center revenue growth is expected to be flat for the full year, which includes a negative impact of one percentage point from the effect of the Medicare payment system revision.

•	The addition of 13 to 16 new centers for the year.

•	An estimated effective income tax rate on pre-tax earnings attributable to common shareholders of 39.5% for the year.

•	Net earnings from continuing operations per diluted share for 2009 in a range of $1.64 to $1.67, including a negative $0.07 impact from the effect of the revised Medicare payment system revision.

•	Net earnings from continuing operations per diluted share for the second quarter of 2009 in a range of $0.40 to $0.42 per diluted share.”
     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
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AMSG Reports First-Quarter Results

April 23, 2009
     Mr. Holden concluded, “Our new stock repurchase plan is representative of our focus on employing the Company’s resources to create shareholder value. For the longer-term, we expect to continue to have ample opportunities to create additional shareholder value through the implementation of our business model. Despite today’s economic environment, three fundamental trends — the aging of the American population, the increasing demand for preventative care and the focus on controlling healthcare costs — will continue to have a positive impact on the ASC industry. We expect this positive impact will increase over time because we believe that ASCs provide the highest quality care for many procedures associated with aging and are the lowest cost modality for that care.
     “We expect increasing demand to particularly benefit AmSurg as the industry’s largest ASC company. We combine a depth of operating experience with a distinguished record of acquiring and integrating ASCs in an industry that remains highly fragmented. Our strong financial position and substantial cash flow differentiate AmSurg in today’s market and increase the flexibility with which we can pursue our business objectives. As previously discussed, we are also continuing to invest in a number of wide-ranging initiatives to expand the value proposition we provide our physician partners and patients. As a result of our strong market position and the opportunities we have to enhance this position going forward, we remain confident of AmSurg’s long-term growth potential.”
Impact of Adoption of SFAS No. 160
     Beginning in 2009, AmSurg adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51.” While the adoption of SFAS No. 160 did not have an impact on the Company’s net earnings or net earnings per diluted share, the presentation of the financial statements has been changed. Net earnings attributable to noncontrolling interests, previously referred to as minority interest, is now reported after net earnings. Net earnings from continuing operations attributable to AmSurg Corp. shareholders is supplementally disclosed on the statement of net earnings. The most significant impact of this presentation is on the determination of pre-tax earnings, which is presented before net earnings attributable to noncontrolling interests has been subtracted. Accordingly, the effective tax rate on pre-tax earnings as presented will be reduced to approximately 16.0%. However, the effective tax rate based on pre-tax earnings attributable to AmSurg Corp. shareholders will remain near the historical range of 39.6%. In addition, noncontrolling interest is now included as a component of total equity on the Company’s consolidated balance sheet.
     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investor Relations” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.
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AMSG Reports First-Quarter Results

April 23, 2009
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and other filings with the Securities and Exchange Commission, including the following risks: adverse impacts on the Company’s business associated with current and future economic conditions; the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors that may affect the Company’s surgery centers; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; and potential liability relating to the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At March 31, 2009, AmSurg owned a majority interest in 192 continuing centers in operation and had three centers under development.
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AMSG Reports First-Quarter Results

April 23, 2009
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2009	2008
Statement of Earnings Data:

Revenues	$163,533	$145,729

Operating expenses:
Salaries and benefits	49,043	42,442
Supply cost	19,876	16,917
Other operating expenses	34,107	30,141
Depreciation and amortization	5,659	5,135

Total operating expenses	108,685	94,635

Operating income	54,848	51,094

Interest expense, net	2,027	2,792

Earnings from continuing operations before income taxes	52,821	48,302
Income tax expense	8,539	7,915

Net earnings from continuing operations	44,282	40,387

Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax expense	34	320

Net earnings	44,316	40,707

Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	31,679	28,768
Discontinued operations	21	233

Total net earnings attributable to noncontrolling interests	31,700	29,001

Net earnings attributable to AmSurg Corp.	$12,616	$11,706

Amounts attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$12,603	$11,619
Discontinued operations	13	87

Net earnings	$12,616	$11,706

Basic earnings per common share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.40	$0.37
Discontinued operations	—	—

Net earnings	$0.40	$0.37

Diluted earnings per common share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.40	$0.37
Discontinued operations	—	—

Net earnings	$0.40	$0.37

Weighted average number of shares and share equivalents (000’s):
Basic	31,244	31,298
Diluted	31,406	31,790
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AMSG Reports First-Quarter Results

April 23, 2009
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2009	2008
Operating Data:

Continuing centers in operation at end of period	192	171
New centers added during the period	3	2
Centers under development/not opened at end of period	3	2
Development centers awaiting CON approval at end of period	—	1
Centers under letter of intent	1	3
Average number of centers in operation	192	151
Average revenue per center	$853	$963
Same center revenues increase	0%	3%
Procedures performed during the period	303,347	267,649
Income tax expense attributable to noncontrolling interests	$163	$143
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$12,603	$11,619
Add: income tax expense	8,539	7,915
Add: interest expense, net	2,027	2,792
Add: depreciation and amortization	5,659	5,135

EBITDA	$28,828	$27,461

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
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AMSG Reports First-Quarter Results

April 23, 2009
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	March 31,	Dec. 31,
	2009	2008
Balance Sheet Data:

Assets

Current assets:
Cash and cash equivalents	$31,389	$31,548
Accounts receivable, net of allowance of $11,998 and $11,757 respectively	68,836	63,602
Supplies inventory	7,914	8,083
Deferred income taxes	1,847	1,378
Prepaid and other current assets	13,034	17,223
Current assets held for sale	52	25

Total current assets	123,072	121,859

Long-term receivables and deposits	63	46
Property and equipment, net	111,148	111,884
Intangible assets, net	697,534	671,914
Long-term assets held for sale	177	176

Total assets	$931,994	$905,879

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$6,029	$6,801
Accounts payable	12,321	14,240
Accrued salaries and benefits	13,771	12,040
Other accrued liabilities	2,845	3,246
Current income taxes payable	3,349	—

Total current liabilities	38,315	36,327

Long-term debt	271,903	265,835
Deferred income taxes	59,709	54,758
Other long-term liabilities	22,765	22,416
Equity:
Common stock, no par value 70,000,000 shares authorized, 30,656,433 and 31,342,241 shares outstanding, respectively	168,233	177,624
Deferred compensation	(7,554)	(5,432)
Retained earnings	303,704	291,088
Accumulated other comprehensive loss, net of income taxes	(2,692)	(2,851)

Total AmSurg Corp. shareholders’ equity	461,691	460,429
Noncontrolling interests	77,611	66,114

Total equity	539,302	526,543

Total liabilities and shareholders’ equity	$931,994	$905,879

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AMSG Reports First-Quarter Results

April 23, 2009
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	For the Three Months
	Ended March 31,
	2009	2008
Statement of Cash Flow Data:

Cash flows from operating activities:
Net earnings	$44,316	$40,707
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Distributions to noncontrolling interests	(29,945)	(26,939)
Depreciation and amortization	5,659	5,135
Share-based compensation	1,074	1,066
Excess tax benefit from share-based compensation	—	(271)
Deferred income taxes	3,734	2,514
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	(4,568)	(2,359)
Supplies inventory	225	(132)
Prepaid and other current assets	2,652	263
Accounts payable	764	(1,793)
Accrued expenses and other liabilities	5,289	2,982
Other, net	167	322

Net cash flows provided by operating activities	29,367	21,495

Cash flows from investing activities:
Acquisition of interest in surgery centers	(16,326)	(7,897)
Acquisition of property and equipment	(7,420)	(4,535)
Proceeds from sale of surgery center	898	—
Decrease in long-term receivables	624	625

Net cash flows used in investing activities	(22,224)	(11,807)

Cash flows form financing activities:
Proceeds from long-term borrowings	25,950	10,956
Repayment on long-term borrowings	(20,663)	(28,206)
Proceeds from issuance of common stock upon exercise of stock options	—	1,139
Repurchase of common stock	(12,587)	—
Proceeds from capital contributions by noncontrolling interests	—	321
Excess tax benefit from share-based compensation	—	271
Financing cost incurred	(2)	(6)

Net cash flows used in financing activities	(7,302)	(15,525)

Net decrease in cash and cash equivalents	(159)	(5,837)
Cash and cash equivalents, beginning of period	31,548	29,953

Cash and cash equivalents, end of period	$31,389	$24,116

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AMSG Reports First-Quarter Results

April 23, 2009
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(In thousands)
Presented below is certain statement of earnings and operating data for the fiscal year 2008, which have been restated in accordance with SFAS No. 160.

	Three Months Ended				Year Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2008	2008	2008	2008	2008
Statement of Earnings Data:

Revenues	$145,729	$150,896	$150,884	$153,146	$600,655

Operating expenses:
Salaries and benefits	42,442	43,585	44,271	43,290	173,588
Supply cost	16,917	17,703	17,370	18,674	70,664
Other operating expenses	30,141	30,465	31,429	33,029	125,064
Depreciation and amortization	5,135	5,213	5,266	5,262	20,876

Total operating expenses	94,635	96,966	98,336	100,255	390,192

Operating income	51,094	53,930	52,548	52,891	210,463

Interest expense, net	2,792	2,503	2,331	2,312	9,938

Earnings from continuing operations before income taxes	48,302	51,427	50,217	50,579	200,525
Income tax expense	7,915	8,398	8,008	8,761	33,082

Net earnings from continuing operations	40,387	43,029	42,209	41,818	167,443

Discontinued operations:
Earnings (loss) from operations of discontinued interest in surgery centers, net of income taxes	320	134	(176)	(22)	256
(Loss) gain on disposal of discontinued interest in surgery centers, net of income taxes	—	(1,309)	674	(1,138)	(1,773)

Net earnings (loss) from discontinued operations	320	(1,175)	498	(1,160)	(1,517)

Net earnings	40,707	41,854	42,707	40,658	165,926

Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	28,768	30,581	29,626	28,956	117,931
Discontinued operations	233	29	697	(10)	949

Total net earnings attributable to noncontrolling interests	29,001	30,610	30,323	28,946	118,880

Net earnings attributable to AmSurg Corp.	$11,706	$11,244	$12,384	$11,712	$47,046

Amounts attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$11,619	$12,448	$12,583	$12,862	$49,512
Discontinued operations	87	(1,204)	(199)	(1,150)	(2,466)

Net earnings	$11,706	$11,244	$12,384	$11,712	$47,046

Basic earnings per common share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.37	$0.40	$0.40	$0.41	$1.57
Discontinued operations	0.00	(0.04)	(0.01)	(0.04)	(0.08)

Net earnings	$0.37	$0.36	$0.39	$0.37	$1.49

Diluted earnings per common share attributable to AmSurg Corp. common shareholders:
Net earnings from continuing operations	$0.37	$0.39	$0.39	$0.40	$1.55
Discontinued operations	0.00	(0.04)	(0.01)	(0.04)	(0.08)

Net earnings	$0.37	$0.35	$0.38	$0.37	$1.47

Weighted average number of shares and share equivalents (000’s):
Basic	31,298	31,479	31,719	31,517	31,503
Diluted	31,790	31,962	32,303	31,798	31,963

Operating Data:

Income tax expense attributable to noncontrolling interests	$143	$140	$168	$168	$619
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$11,619	$12,448	$12,583	$12,862	$49,512
Add: income tax expense	7,915	8,398	8,008	8,761	33,082
Add: interest expense, net	2,792	2,503	2,331	2,312	9,938
Add: depreciation and amortization	5,135	5,213	5,266	5,262	20,876

EBITDA	$27,461	$28,562	$28,188	$29,197	$113,408

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